UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Commission File Number: 333-121787

HPIL HOLDING

(Exact name of registrant as specified in its charter)

Nevada	30-0868937
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3738 Coach Cove, Sanford, MI 48657	(248) 750-1015
(Address of principal executive offices)	(Issuer’s Telephone Number)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                                                      Name of each exchange on which

to be so registered:                                                     each class is to be registered:

None                                                                           None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.                        ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.            ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.                                                                                                                         ☒

Securities Act registration statement or Regulation A offering statement file number to which this form relates: ______________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:     Common Stock
                                                                                                            Par value $0.0001

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.0001 per share, of HPIL Holding (the “Registrant”) to be registered hereunder (the “Securities”), is included in the “Market For Registrant’s Common Equity, Related Stockholder Matters And Issuer Purchases Of Equity Securities” section of the Registrant’s Annual Report on Form 10-K for the fiscal year ending December 31, 2015, filed with the Securities and Exchange Commission on August 30, 2016, and will be included in a forthcoming registration statement on Form 1-A, which the Registrant intends to file pursuant to Regulation A.  In accordance with Rule 208a of the Securities and Exchange Act, this Form 8-A will become effective only upon the qualification of such Form 1-A. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act or Rule 253(g) of Regulation A, or otherwise that includes a description of the Securities to be registered hereunder shall also be deemed to be incorporated by reference into the registration statement.

Item 2. Exhibits.

Exhibit                        Description

3.1                               Articles of Incorporation and amendments thereto (Attached as an Exhibit to our previously filed reporting documents)

3.2                               By-laws (Attached as an Exhibit to our previously filed reporting documents)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HPIL Holding

Dated: October 3, 2016	By:
/s/ Nitin Amersey
Nitin Amersey
Director, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), Corporate Secretary and Treasurer